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                                   EXHIBIT 5.1

                               HADDAN & ZEPFEL LLP
                                Attorneys at Law
                         4675 MacArthur Court, Suite 710
                         Newport Beach, California 92660
                                 (949) 752-6100
                            Facsimile (949) 752-6161


                                  June 26, 1998


Cam Data Systems, Inc.
17520 Newhope Street
Fountain Valley, California 92708

        Re:    Registration of Shares of Common Stock Issuable
               Pursuant to the 1993 Stock Option Plan
               -----------------------------------------------

Dear Sirs:

        We have examined a copy of the Registration Statement on Form S-8 (the "Registration Statement") of Cam Data Systems, Inc., a Delaware corporation (the "Company"), for the registration under the Securities Act of 1933, as amended, of up to 800,000 additional shares of the Company's Common Stock, par value $0.001 per share (the "Shares") issuable upon exercise of options granted pursuant to the 1993 Stock Option Plan of the Company, as amended (the "Plan"). We have also examined the Certificate of Incorporation of the Company, the Plan, and such other corporate records and other documents as we have deemed necessary in order to express the opinion set forth below.

        We are of the opinion that, upon exercise of the options granted under the Plan, and payment in full of the exercise price therefor, such Shares will have been duly authorized, validly issued, and fully paid and nonassessable shares of Common Stock of the Company under the laws of the State of Delaware, where the Company is incorporated.

        We hereby consent to the reference to this firm under Item 5 of the Registration Statement and to the filing of this opinion, including this consent, as an exhibit to the Registration Statement.

                                                   Very truly yours,



                                                   HADDAN & ZEPFEL LLP